Exhibit 99.8

FORM 8.1(a) & (b)
(Opening Position Disclosure)

IRISH TAKEOVER PANEL

OPENING POSITION DISCLOSURE UNDER RULE 8.1(a) AND (b) OF
THE IRISH TAKEOVER PANEL ACT, 1997, TAKEOVER RULES, 2022
BY AN OFFEROR OR AN OFFEREE

1.	KEY INFORMATION

(a) Full name of discloser:	Runa Capital II (GP)

(b)  Owner or controller of interests and short positions disclosed, if different from 1(a):

The naming of nominee or vehicle companies is insufficient. For a trust, the trustee(s), settlor and beneficiaries must be named.

1. Runa Capital Fund II, L.P., represented by its general partner Runa Capital II (GP);
2. Runa Capital Opportunity Fund I, L.P., represented by its general partner Runa Capital Opportunity I (GP);
3. Runa Ventures I Limited, represented by its managing shareholder Runa Capital Opportunity I (GP)
(c) Name of offeror/offeree in relation to whose relevant securities this form relates: Use a separate form for each offeror/offeree	MariaDB plc
(d) Is the discloser the offeror or the offeree?	OFFEROR
(e) Date position held: The latest practicable date prior to the disclosure	September 26, 2023
(f) In addition to the company in 1(c) above, is the discloser also making disclosures in respect of any other party to the offer? If it is a cash offer or possible cash offer, state “N/A”	NO If YES, specify which:

2.	INTERESTS AND SHORT POSITIONS

If there are interests and positions to disclose in more than one class of relevant securities of the offeror or offeree named in 1(c), copy table 2 for each additional class of relevant security.

Interests and short positions in the relevant securities of the offeror or offeree to which the disclosure relates (Note 1)

Class of relevant security: (Note 2)

	Interests		Short positions
	Number	%	Number	%
(1) Relevant securities owned and/or controlled:	5,269,012	7.8
(2) Cash-settled derivatives:	0		0
(3) Stock-settled derivatives (including options) and agreements to purchase/ sell:	0		0
Total:	5,269,012	7.8	0

All interests and all short positions should be disclosed.

Details of options including rights to subscribe for new securities and any open stock-settled derivative positions (including traded options), or agreements to purchase or sell relevant securities, should be given on a Supplemental Form 8.

3.	INTERESTS AND SHORT POSITIONS OF PERSONS ACTING IN CONCERT WITH THE PARTY MAKING THE DISCLOSURE

Details of any interests and short positions (including directors’ and other employee options) of any person acting in concert with the party making the disclosure:
None.

Details of any open stock-settled derivative positions (including traded options), or agreements to purchase or sell relevant securities, should be given on a Supplemental Form 8.

4.	OTHER INFORMATION

(b)	Indemnity and other dealing arrangements

Details of any indemnity or option arrangement, or any agreement or understanding, formal or informal, relating to relevant securities which may be an inducement to deal or refrain from dealing entered into by the party to the offer making the disclosure or any person acting in concert with it:

Irrevocable commitments and letters of intent should not be included. If there are no such agreements, arrangements or understandings, state “none”
None.

(b)	Agreements, arrangements or understandings relating to options or derivatives

Full details of any agreement, arrangement or understanding between the person disclosing and any other person relating to the voting rights of any relevant securities under any option referred to on this form or relating to the voting rights or future acquisition or disposal of any relevant securities to which any derivative referred to on this form is referenced. If none, this should be stated.
None.

(c)	Attachments

Is a Supplemental Form 8 attached?	YES/NO
No

Date of disclosure:	September 26, 2023
Contact name:	Murat Akuyev, General Counsel, Runa Capital, Inc.
Telephone number:	+1.646.629.9838

Public disclosures under Rule 8.1 of the Rules must be made to a Regulatory Information Service.

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NOTES ON FORM 8.1(a) and (b)

1. See the definition of “interest in a relevant security” in Rule 2.5 of Part A of the Rules and see Rule 8.6(a) of Part B of the Rules.

2. See the definition of “relevant securities” in Rule 2.1 of Part A of the Rules.

3. If details included in a disclosure under Rule 8 are incorrect, they should be corrected as soon as practicable in a subsequent disclosure. Such disclosure should state clearly that it corrects details disclosed previously, identify the disclosure or disclosures being corrected, and provide sufficient detail for the reader to understand the nature of the corrections. In the case of any doubt, the Panel should be consulted.

For full details of disclosure requirements, see Rule 8 of the Rules. If in doubt, consult the Panel.

References in these notes to “the Rules” are to the Irish Takeover Panel Act, 1997, Takeover Rules, 2022.

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